[LETTERHEAD MANNING ELLIOTT]

                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 16, 2003 included in the Registration Statement on Amendment No. 1 on Form SB-2 of Tissera, Inc. (f/k/a Bert Logic, Inc.) filed with the United States Securities and Exchange Commission for the registration of shares of its common stock.


/s/ "Manning Elliott"

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

May 20, 2004